As filed with the Securities and Exchange Commission on October 4, 2005

File No. 333-126353

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

ON FORM S-8

TO REGISTRATION STATEMENT

ON FORM S-4

UNDER

THE SECURITIES ACT OF 1933

WASHINGTON MUTUAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	91-1653725
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1201 Third Avenue

Seattle, Washington 98101

(Address of Principal Executive Offices) (Zip Code)

Providian Financial Corporation Amended and Restated 2000 Stock Incentive Plan

Providian Financial Corporation 1999 Non-Officer Equity Incentive Plan

Providian Financial Corporation 401(k) Plan

(Full Title of the Plans)

Fay L. Chapman, Esq.

Senior Executive Vice President and General Counsel

1201 Third Avenue

Seattle, Washington 98101

(Name and Address of Agent for Service)

(206) 461-2000

(Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Lee Meyerson, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Ave.

New York, New York 10017

(212) 455-2000

This Post-Effective Amendment No. 1 covers shares of the Registrant’s common stock originally registered on its Registration Statement on Form S-4 (File No. 333-126353), to which this is an amendment. The registration fees in respect of such shares of common stock were paid at the time of the original filing of such Registration Statement on Form S-4. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Post-Effective Amendment No. 1 also covers an indeterminate amount of interests to be offered or sold pursuant to the Providian Financial Corporation 401(k) Plan described herein.

This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933, as amended, and Rule 464 thereunder.

EXPLANATORY NOTE

Washington Mutual, Inc., a Washington corporation (“Washington Mutual” or the “Registrant”), hereby amends its Registration Statement on Form S-4, Registration No. 333-126353 (the “Form S-4”) by filing this Post-Effective Amendment No. 1 on Form S-8 (this “Post-Effective Amendment No. 1”). Washington Mutual filed the Form S-4 in connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of June 5, 2005, as amended (the “Merger Agreement”), by and among Washington Mutual, Providian Financial Corporation (“Providian”) and New American Capital, Inc., a direct wholly owned subsidiary of Washington Mutual.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger all options to acquire shares of common stock, par value $0.01 per share, of Providian (“Providian Common Stock”) issued pursuant to the terms of the Providian Financial Corporation Amended and Restated 2000 Stock Incentive Plan and the Providian Financial Corporation 1999 Non-Officer Equity Incentive Plan were converted into corresponding options to acquire shares of common stock, no par value per share, of Washington Mutual (“Washington Mutual Common Stock”) based on the exchange ratio set forth in the Merger Agreement. In addition, participants in the Providian 401(k) Plan (the “401(k) Plan”) may now invest in shares of Washington Mutual Common Stock instead of Providian Common Stock.

Washington Mutual hereby amends the Form S-4 by filing this Post-Effective Amendment No. 1 relating to up to 9,534,334 and 868,252 shares of Washington Mutual Common Stock issuable upon the exercise of options granted pursuant to the terms of the Providian Financial Corporation Amended and Restated 2000 Stock Incentive Plan and the Providian Financial Corporation 1999 Non-Officer Equity Incentive Plan, respectively, and the investment in up to 112,500 shares of Washington Mutual Common Stock by participants in the 401(k) Plan. All such shares were previously registered on the Form S-4 but will be subject to issuance pursuant to this Post-Effective Amendment No. 1.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference:

(a) Annual Report on Form 10-K for the year ended December 31, 2004;

(b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;

(c) Current Reports on Form 8-K and 8-K/A filed on January 6, 2005, January 14, 2005, January 20, 2005, January 24, 2005, February 18, 2005, February 22, 2005, March 2, 2005, March 22, 2005, March 23, 2005, April 19, 2005, June 7, 2005, June 9, 2005, June 24, 2005, July 6, 2005, July 20, 2005, July 25, 2005, September 8, 2005, September 23, 2005, September 26, 2005 and October 4, 2005 (other than those portions of those documents not deemed to be filed);

(d) The description of Registrant’s common stock, no par value, contained in Item 1 of the Registrant’s Registration Statement on Form 8-A dated December 3, 1998, and any amendment or report filed for the purpose of updating that description; and

(e) The description of Registrant’s Shareholder Rights Plan contained in Item 1 of Registrant’s Registration Statement on Form 8-A dated January 8, 2001, and any amendment or report filed for the purpose of updating that description.

In addition, the Annual Report on Form 11-K for the fiscal year ended December 31, 2004 filed with the Commission by the Providian Financial Corporation 401(k) Plan is incorporated herein by reference.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than the portions of those documents not deemed to be filed) subsequent to the date hereof and prior to the filing of a post-effective amendment hereto indicating that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 23B.08.320 of the Washington Business Corporation Act (the “Corporation Act”) provides that the personal liability of directors to a corporation imposed by Section 23B.08.310 of the Corporation Act may be eliminated by the articles of incorporation of the corporation, except in the case of acts or omissions involving certain types of conduct. In Article XII of its Amended and Restated Articles of Incorporation, the Registrant has elected to eliminate the liability of directors to the Registrant to the extent permitted by law. Thus, a director of the Registrant is not personally liable to the Registrant or its shareholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If Washington law is amended to authorize corporate action that further eliminates or limits the liability of directors, then the liability of Washington Mutual directors will be eliminated or limited to the fullest extent permitted by Washington law, as so amended.

Section 23B.08.560 of the Corporation Act provides that if authorized by (i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a corporation will have the power to indemnify directors made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations on indemnification contained in Sections 23B.08.510 through 23B.08.550 of the Corporation Act, provided that no such indemnity shall indemnify any director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Pursuant to Article IX of Washington Mutual’s Amended and Restated Articles of Incorporation and Article VIII of Washington Mutual’s Restated Bylaws, Washington Mutual must, subject to certain exceptions, indemnify and defend its directors against any expense, liability or loss arising from or in connection with any actual or threatened action, suit or proceeding relating to service for or at the request of Washington Mutual, including without limitation, liability under the Securities Act of 1933, as amended (the “Securities Act”). Washington Mutual is not permitted to indemnify a director from or on account of acts or omissions of such director which are finally adjudged to be intentional misconduct, or from or on account of conduct in violation of Section 23B.08.310 of the Corporation Act, or a knowing violation of the law from or on account of any transaction with respect to which it is finally adjudged that such director received a benefit in money, property or services to which he or she was not entitled. If Washington law is amended to authorize further indemnification of directors, then Washington Mutual directors shall be indemnified to the fullest extent permitted by Washington law, as so amended. Also, pursuant to Article IX of Washington Mutual’s Amended and Restated Articles of Incorporation and Article VIII of Washington Mutual’s Restated Bylaws, Washington Mutual may, by action of the Washington Mutual Board, provide indemnification and pay expenses to officers, employees and agents of Washington Mutual or another corporation, partnership, joint venture, trust or other enterprise with the same scope and effect as above described in relation to directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Washington Mutual pursuant to the provisions described above, Washington Mutual has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

EXHIBIT NO.	DESCRIPTION

4.1	Restated Articles of Incorporation of Washington Mutual, Inc., as amended (incorporated by reference to Washington Mutual’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, File No. 0-25188)

4.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of Washington Mutual, Inc. creating a class of preferred stock, Series RP (incorporated by reference to Washington Mutual’s Annual Report on Form 10-K for the year ended December 31, 2000, File No. 0-25188)

4.3	Restated Bylaws of Washington Mutual, Inc. (incorporated by reference to Washington Mutual’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, File No. 1-14667)

4.4	Amendment to the Restated Bylaws of Washington Mutual, Inc. (incorporated by reference to Washington Mutual’s Current Report on Form 8-K filed July 25, 2005, File No. 1-14667)

4.5	Rights Agreement dated December 20, 2000 between Washington Mutual, Inc. and Mellon Investor Services, LLC (incorporated by reference to Washington Mutual’s Current Report on Form 8-K filed January 8, 2001, File No. 0-25188)

5.1	Opinion of Heller Ehrman LLP regarding legality of securities being registered*

8.1	Opinion of Simpson Thacher & Bartlett LLP regarding certain U.S. income tax aspects of the merger

8.2	Opinion of Wachtell, Lipton, Rosen & Katz regarding certain U.S. income tax aspects of the merger

10.1	Providian Financial Corporation Amended and Restated 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to Providian’s Annual Report on Form 10–K for the year ended December 31, 1999, File No. 1–12897)

10.2	Amendment No. 1 to Providian Financial Corporation Amended and Restated 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to Providian’s Annual Report on Form 10–K for the year ended December 31, 2004, File No. 1–12897)

10.3	Providian Financial Corporation 1999 Non–Officer Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Providian’s Quarterly Report on Form 10–Q for the quarter ended March 31, 1999, File No. 1–12897)

10.4	First Amendment to Providian Financial Corporation 1999 Non–Officer Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to Providian’s Annual Report on Form 10–K for the year ended December 31, 2001, File No. 1–12897)

10.5	Amendment No. 2 to Providian Financial Corporation 1999 Non–Officer Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to Providian’s Annual Report on Form 10–K for the year ended December 31, 2001, File No. 1–12897)

10.6	Providian Financial Corporation 401(k) Plan (incorporated by reference to Exhibit 4.1 to Providian’s Registration Statement on Form S–8, File Number 333–33806)

23.1	Consent of Deloitte and Touche LLP, independent registered public accounting firm for Washington Mutual, Inc.

23.2	Consent of Heller Ehrman LLP (included as part of its opinion filed as Exhibit 5.1)*

23.3	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 8.1)

23.4	Consent of Wachtell, Lipton, Rosen & Katz (included as part of its opinion filed as Exhibit 8.2)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S–4 to which this is Post-Effective Amendment No.1

The Registrant undertakes that the 401(k) Plan has been or will be submitted to the Internal Revenue Service (“IRS”) in order to receive a determination letter that the 401(k) Plan is qualified under Section 401 of the Internal Revenue Code, as amended, and will submit any amendments to the 401(k) Plan to the IRS in a timely manner, and will make all changes required by the IRS in order to qualify, or continue the qualification, of the 401(k) Plan.

ITEM 9. UNDERTAKINGS

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SEATTLE, STATE OF WASHINGTON, ON OCTOBER 4, 2005.

WASHINGTON MUTUAL, INC.

By:	/s/ Kerry K. Killinger
Name:	Kerry K. Killinger
Title:	Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Fay L. Chapman and Thomas W. Casey and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON OCTOBER 4, 2005.

/s/ Kerry K. Killinger Kerry K. Killinger Chairman and Chief Executive Officer; Director (Principal Executive Officer)	/s/ Thomas W. Casey Thomas W. Casey Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Anne V. Farrell Anne V. Farrell Director	/s/ Margaret Osmer McQuade Margaret Osmer McQuade Director

/s/ Stephen E. Frank Stephen E. Frank Director	/s/ Mary E. Pugh Mary E. Pugh Director

/s/ Thomas C. Leppert Thomas C. Leppert Director	/s/ William G. Reed, Jr. William G. Reed, Jr. Director

/s/ Charles M. Lillis Charles M. Lillis Director	/s/ Orin C. Smith Orin C. Smith Director

/s/ Phillip D. Matthews Phillip D. Matthews Director	/s/ James H. Stever James H. Stever Director

/s/ Michael K. Murphy Michael K. Murphy Director	/s/ Willis B. Wood, Jr. Willis B. Wood, Jr. Director

Pursuant to the requirements of the Securities Act of 1933, the undersigned plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on October 4, 2005.

PROVIDIAN FINANCIAL CORPORATION 401(K) PLAN

By:	/S/ SIMON HARRIS
Name:	Simon Harris
Title:	401(k) Plan Committee Member

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
4.1	Restated Articles of Incorporation of Washington Mutual, Inc., as amended (incorporated by reference to Washington Mutual’s Quarterly Report on Form 10–Q for the quarter ended September 30, 1999, File No. 0–25188)

4.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of Washington Mutual, Inc. creating a class of preferred stock, Series RP (incorporated by reference to Washington Mutual’s Annual Report on Form 10–K for the year ended December 31, 2000, File No. 0–25188)

4.3	Restated Bylaws of Washington Mutual, Inc. (incorporated by reference to Washington Mutual’s Quarterly Report on Form 10–Q for the quarter ended September 30, 2003, File No. 1–14667)

4.4	Amendment to the Restated Bylaws of Washington Mutual, Inc. (incorporated by reference to Washington Mutual’s Current Report on Form 8–K filed July 25, 2005, File No. 1–14667)

4.5	Rights Agreement dated December 20, 2000 between Washington Mutual, Inc. and Mellon Investor Services, LLC (incorporated by reference to Washington Mutual’s Current Report on Form 8–K filed January 8, 2001, File No. 0–25188)

5.1	Opinion of Heller Ehrman LLP regarding legality of securities being registered*

8.1	Opinion of Simpson Thacher & Bartlett LLP regarding certain U.S. income tax aspects of the merger

8.2	Opinion of Wachtell, Lipton, Rosen & Katz regarding certain U.S. income tax aspects of the merger

10.1	Providian Financial Corporation Amended and Restated 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to Providian’s Annual Report on Form 10–K for the year ended December 31, 1999, File No. 1–12897)

10.2	Amendment No. 1 to Providian Financial Corporation Amended and Restated 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to Providian’s Annual Report on Form 10–K for the year ended December 31, 2004, File No. 1–12897)

10.3	Providian Financial Corporation 1999 Non–Officer Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Providian’s Quarterly Report on Form 10–Q for the quarter ended March 31, 1999, File No. 1–12897)

10.4	First Amendment to Providian Financial Corporation 1999 Non–Officer Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to Providian’s Annual Report on Form 10–K for the year ended December 31, 2001, File No. 1–12897)

10.5	Amendment No. 2 to Providian Financial Corporation 1999 Non–Officer Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to Providian’s Annual Report on Form 10–K for the year ended December 31, 2001, File No. 1–12897)

10.6	Providian Financial Corporation 401(k) Plan (incorporated by reference to Exhibit 4.1 to Providian’s Registration Statement on Form S-8, File Number 333-33806)

23.1	Consent of Deloitte and Touche LLP, independent registered public accounting firm for Washington Mutual, Inc.

23.2	Consent of Heller Ehrman LLP (included as part of its opinion filed as Exhibit 5.1)*

23.3	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 8.1)

23.4	Consent of Wachtell, Lipton, Rosen & Katz (included as part of its opinion filed as Exhibit 8.2)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4 to which this is Post-Effective Amendment No.1